Exhibit 4.1

NUMBER	UNITS
JMBAU
SEE REVERSE FOR CERTAIN DEFINITIONS	JAMBA, INC.
CUSIP 47023A 20 0

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT EACH
TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT
is the owner of
            Units.

Each Unit (‘‘Unit’’) consists of one (1) share of common stock, par value $.001 per share (‘‘Common Stock’’), of Jamba, Inc., a Delaware corporation (the ‘‘Company’’), and one warrant (the ‘‘Warrants’’). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $6.00 per share (subject to adjustment). Each Warrant will become exercisable on November 29, 2006 and will expire unless exercised before 5:00 p.m., New York City Time, on June 28, 2009, or earlier upon redemption (the ‘‘Expiration Date’’). The terms of the Warrants are governed by a Warrant Agreement, dated as of June 29, 2005, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By	Jamba, Inc. CORPORATE DELAWARE SEAL 2005
Chairman of the Board		Secretary

Jamba, Inc.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT –	Custodian
TEN ENT –	as tenants by the entireties		(Cust)	(Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors Act
and not as tenants in common
(State)

Additional Abbreviations may also be used though not in the above list.

For value received,                                             hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).